As filed with the Securities and Exchange Commission on June 30, 2020

Registration Statement File No. 333-177496

Registration Statement File No. 333-144936

Registration Statement File No. 333-123527

Registration Statement File No. 333-41060

Registration Statement File No. 333-90305

Registration Statement File No. 333-80123

Registration Statement File No. 333-69831

Registration Statement File No. 333-68081

Registration Statement File No. 333-63507

Registration Statement File No. 333-59603

Registration Statement File No. 333-45591

Registration Statement File No. 333-24521

Registration Statement File No. 033-62801

Registration Statement File No. 033-62781

Registration Statement File No. 033-57511

Registration Statement File No. 033-31743

Registration Statement File No. 033-26972

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OFFICE DEPOT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	59-2663954
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

6600 North Military Trail

Boca Raton, FL 33496

(Address of Principal Executive Offices) (Zip Code)

Office Depot, Inc. 2007 Long-Term Incentive Plan

Office Depot, Inc. Long-Term Equity Incentive Plan

Office Depot, Inc. 1999 Employee Stock Purchase Plan

Viking Direct Savings Related Share Option Scheme

Viking Office Products Employee Share Purchase Plan for Employees of Viking Office Products Pty Ltd.

Viking Office Products, Inc. 1994 Employee Stock Purchase Plan

Office Depot, Inc. 1989 Employee Stock Purchase Plan

Office Depot, Inc. Omnibus Equity Plan

Office Depot, Inc. Amended Directors Stock Option Plan

Office Depot, Inc. Stock Option and Stock Appreciation Rights Plan

Office Depot, Inc. 1989 Employees Stock Option Plan

Office Depot, Inc. 1988 Employees Stock Option Plan

Office Depot, Inc. 1987 Incentive Stock Option Plan

Office Depot, Inc. 1986 Incentive Stock Option Plan

(Full Title of the Plans)

N. David Bleisch

Executive Vice President, Chief Legal & Administrative Officer

Office Depot, Inc.

6600 North Military Trail

Boca Raton, FL 33496

(561) 438-4800

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

Office Depot, Inc. (the “Company”) is filing these post-effective amendments (these “Post-Effective Amendments”) to the following registration statements (collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and Preferred Share Purchase Rights, as applicable, registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

•

Registration Statement on Form S-8 (File No. 333-177496), filed with the SEC on October 25, 2011, registering 24,000,000 shares of Common Stock issuable under the Office Depot, Inc. 2007 Long-Term Incentive Plan;

•

Registration Statement on Form S-8 (File No. 333-144936), filed with the SEC on July 27, 2007, registering 25,000,000 shares of Common Stock issuable under the Office Depot, Inc. 2007 Long-Term Incentive Plan;

•

Registration Statement on Form S-8 (File No. 333-123527), filed with the SEC on March 23, 2005, registering 15,000,000 shares of Common Stock and 15,000,000 Preferred Share Purchase Rights attached to such Common Stock issuable under the Office Depot, Inc. Long-Term Equity Incentive Plan;

•

Registration Statement on Form S-8 (File No. 333-41060), filed with the SEC on July 10, 2000, registering 18,000,000 shares of Common Stock issuable under the Office Depot, Inc. Long-Term Equity Incentive Plan and the Office Depot, Inc. 1999 Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (File No. 333-90305), filed with the SEC on November 4, 1999, registering 272,313 shares of Common Stock issuable under the Viking Direct Savings Related Share Option Scheme;

•

Registration Statement on Form S-8 (File No. 333-80123), filed with the SEC on June 7, 1999, registering 1,125,000 shares of Common Stock issuable under the Office Depot, Inc. 1999 Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (File No. 333-69831), filed with the SEC on December  29, 1998, registering 127,000 shares of Common Stock issuable under the Viking Office Products Employee Share Purchase Plan for Employees of Viking Office Products Pty Ltd. and the Office Depot, Inc. Long-Term Equity Incentive Plan;

•

Registration Statement on Form S-8 (File No. 333-68081), filed with the SEC on November  30, 1998, registering 5,500,000 shares of Common Stock issuable under the Office Depot, Inc. Long-Term Equity Incentive Plan and the Viking Direct Savings Related Share Option Scheme;

•

Registration Statement on Form S-8 (File No. 333-63507), filed with the SEC on September  16, 1998, registering 100,000 shares of Common Stock issuable under the Viking Office Products, Inc. 1994 Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (File No. 333-59603), filed with the SEC on July  22, 1998, registering 5,000,000 shares of Common Stock issuable under the Office Depot, Inc. Long-Term Equity Incentive Plan;

•

Registration Statement on Form S-8 (File No. 333-45591), filed with the SEC on February  4, 1998, registering 4,975,000 shares of Common Stock issuable under the Office Depot, Inc. Long-Term Equity Incentive Plan;

•

Registration Statement on Form S-8 (File No. 333-24521), filed with the SEC on April  4, 1997, registering 500,000 shares of Common Stock issuable under the Office Depot, Inc. 1989 Employee Stock Purchase Plan;

•

Registration Statement on Form S-8 (File No. 033-62801), filed with the SEC on September  21, 1995, registering 4,750,000 shares of Common Stock issuable under the Office Depot, Inc. Omnibus Equity Plan;

•

Registration Statement on Form S-8 (File No. 033-62781), filed with the SEC on September  20, 1995, registering 150,000 shares of Common Stock issuable under the Office Depot, Inc. Amended Directors Stock Option Plan;

•

Registration Statement on Form S-8 (File No. 033-57511), filed with the SEC on January  30, 1995, registering 6,000,000 shares of Common Stock issuable under the Office Depot, Inc. Stock Option and Stock Appreciation Rights Plan;

•

Registration Statement on Form S-8 (File No. 033-31743), filed with the SEC on October 30, 1989, registering 250,000 shares of Common Stock issuable under the Office Depot, Inc. 1989 Employee Stock Purchase Plan; and

•

Registration Statement on Form S-8 (File No. 033-26972), filed with the SEC on February 7, 1989, registering 814,816 shares of Common Stock issuable under the Office Depot, Inc. 1986 Incentive Stock Option Plan, the Office Depot, Inc. 1987 Incentive Stock Option Plan, the Office Depot, Inc. 1988 Employees Stock Option Plan and the Office Depot, Inc. 1989 Employees Stock Option Plan.

The purpose of these Post-Effective Amendments is to deregister such portion of the Common Stock and Preferred Share Purchase Rights, as applicable, previously registered under the Registration Statements that has not been sold or is otherwise unissued under each such Registration Statement as of the date hereof, as the Company no longer grants awards or issues Common Stock or Preferred Share Purchase Rights under the respective plans.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

The exhibits included as part of these Amendments are as follows:

Exhibit Number	Description

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 30, 2020.

OFFICE DEPOT, INC. (Registrant)

By:	/s/ N. David Bleisch
Name:	N. David Bleisch
Title:	EVP, Chief Legal & Administrative Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities indicated on June 30, 2020.

/s/ Gerry P. Smith Gerry P. Smith	Director and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Richard A. Haas Richard A. Haas	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Joseph S. Vassalluzzo* Joseph S. Vassalluzzo	Chairman of the Board

/s/ Quincy L. Allen* Quincy L. Allen	Director

/s/ Kristin A. Campbell* Kristin A. Campbell	Director

/s/ Cynthia T. Jamison* Cynthia T. Jamison	Director

/s/ Francesca Ruiz de Luzuriaga* Francesca Ruiz de Luzuriaga	Director

/s/ Shashank Samant* Shashank Samant	Director

/s/ David M. Szymanski* David M. Szymanski	Director

*By:	/s/N. David Bleisch
N. David Bleisch (Attorney-in-Fact)